SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): June 25, 2004

K2 INC.

(Exact name of the registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2051 PALOMAR AIRPORT ROAD, CARLSBAD, CA 92009

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

Offerings.

A copy of K2 Inc.’s press release, dated June 25, 2004, announcing the pricing of the private placement of its senior notes is filed as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.

A copy of K2 Inc.’s press release, dated June 25, 2004, announcing the offering of its common stock is filed as Exhibit 99.5 to the Current Report on Form 8-K and is incorporated by reference into this Item 5.

Summary Historical and Pro Forma Financial Data.

Exhibit 99.2 hereto entitled “Summary Historical and Pro Forma Financial Data” contains certain financial data related to K2 Inc., including pro forma financial data for K2 Inc. giving effect to the offerings and other matters.

Unaudited Pro Forma Condensed Combined Financial Data.

Exhibit 99.3 hereto entitled “Unaudited Pro Forma Condensed Combined Financial Data” contains certain financial data related to K2 Inc., including pro forma financial data for K2 Inc. giving effect to the offerings and other matters.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired. No financial statements are required by this Item.

(b)	Pro Forma Financial Information. No financial statements are required by this Item.

(c)	Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Item
1.1	Underwriting Agreement, dated as of June 24, 2004, by and between K2 Inc. and J.P. Morgan Securities Inc., as representative of the underwriters.

99.1	Purchase Agreement, dated June 24, 2004, by and among K2 Inc., the guarantors listed therein and J.P. Morgan Securities Inc., as representative of the initial purchasers.

99.2	Summary Historical and Pro Forma Financial Data.

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99.3	Unaudited Pro Forma Condensed Combined Financial Data.

99.4	Press Release, dated June 25, 2004, announcing the pricing of the private placement of K2 Inc.’s senior notes.

99.5	Press Release, dated June 25, 2004, announcing the offering of K2 Inc.’s common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2004	K2 INC.

	By:	/s/ JOHN J. RANGEL
John J. Rangel Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Item
1.1	Underwriting Agreement, dated as of June 24, 2004, by and between K2 Inc. and J.P. Morgan Securities Inc., as representative of the underwriters.

99.1	Purchase Agreement, dated June 24, 2004, by and among K2 Inc., the guarantors listed therein and J.P. Morgan Securities Inc., as representative of the initial purchasers.

99.2	Summary Historical and Pro Forma Financial Data.

99.3	Unaudited Pro Forma Condensed Combined Financial Data.

99.4	Press Release, dated June 25, 2004, announcing the pricing of the private placement of K2 Inc.’s senior notes.

99.5	Press Release, dated June 25, 2004, announcing the offering of K2 Inc.’s common stock.

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